Exhibit 10.1
Execution Version

AMENDMENT NO. 4 TO CREDIT AGREEMENT
AMENDMENT dated as of March 8, 2019 (this “Amendment”) to the Revolving Credit Agreement dated as of July 28, 2014 (as amended, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as amended hereby, the “Amended Credit Agreement”) among PPL CAPITAL FUNDING, INC. (the “Borrower”), PPL CORPORATION (the “Guarantor”), the LENDERS party thereto (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and Swingline Lender (the “Agent”).
W I T N E S S E T H :
WHEREAS, the parties hereto desire to amend the Existing Credit Agreement to (i) extend the scheduled Termination Date, (ii) increase the Commitments from an aggregate principal amount of $950,000,000 to an aggregate principal amount of $1,450,000,000 and (iii) make certain other amendments, all as provided herein.
NOW, THEREFORE, the parties hereto agree as follows:
Section 1.    Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Amended Credit Agreement has the meaning assigned to such term in the Amended Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement shall, after this Amendment becomes effective, refer to the Amended Credit Agreement.
Section 2.    Credit Agreement Amendments. With effect from and including the Amendment No. 4 Closing Date, the Existing Credit Agreement is hereby amended as follows:
(a)    Defined Terms.
(i)    Section 1.01 of the Existing Credit Agreement is amended by replacing the definitions of the terms listed below in their entirety with the following:
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the

Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.
“Swingline Sublimit” means the lesser of (a) $75,000,000 and (b) the aggregate Commitments of all Lenders.
“Termination Date” means the earlier to occur of (i) January 26, 2024, as may be extended from time to time pursuant to Section 2.08(d), and (ii) the date upon which all Commitments shall have been terminated in their entirety in accordance with this Agreement.
(ii)    Section 1.01 of the Existing Credit Agreement is amended by inserting the following definitions in their correct alphabetical order:
“Amendment No. 4 Closing Date” means March 8, 2019.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
(iii)    Article I of the Existing Credit Agreement is amended by inserting a new Section 1.02 immediately after Section 1.01 as follows:
“Section 1.02     Divisions. For all purposes under the Loan Documents, pursuant to any statutory division or plan of division under Delaware law, including a statutory division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any comparable event under a different state’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of one or more different Persons, then such asset, right, obligation or liability shall be deemed to have been transferred from the original Person to the subsequent Person(s) on the date such division becomes effective, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests on the date such division becomes effective.”
(b)    Optional Extensions. Section 2.08(d)(ii) of the Existing Credit Agreement is amended by replacing it in its entirety with the following:
“(ii) The Borrower may, by sending an Extension Letter to the Administrative Agent (in which case the Administrative Agent shall promptly deliver a copy to each of the Lenders), not less than thirty (30) nor more than ninety (90) days prior to each anniversary of the Amendment No. 4 Closing Date (such anniversary, the “Extension Date”) request, but on not more than one occasion during the term of the revolving credit facilities hereunder, that the Lenders extend the Termination Date then in effect (the “Current Termination Date”) so that it will occur up to one year after the Current Termination Date. Each Lender, acting in its sole discretion, may, by notice to the Administrative Agent given no later than fifteen (15) days prior to each anniversary of the Amendment No. 4 Closing Date, as applicable (the “Election Date”), advise the Administrative Agent in writing whether or not it agrees to such extension (each Lender to respond negatively to such request being referred to herein as a “Non-Extending Lender”); provided, that, any Lender not responding to such request within such time period shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to agree.”
(c)    Increases in Commitments. Section 2.19(a) of the Existing Credit Agreement is amended by replacing it in its entirety with the following:
“(a) Subject to the terms and conditions of this Agreement, on and from the Amendment No. 4 Closing Date, the Borrower may by delivering to the Administrative Agent and the Lenders a Notice of Revolving Increase in the form of Exhibit E, request increases to the Lenders’ Commitments (each such request, an “Optional Increase”); provided that: (i) the Borrower may not request any increase to the Commitments after the occurrence and during the continuance of a Default; (ii) each Optional Increase shall be in a minimum amount of $50,000,000 and (iii) the aggregate amount of all Optional Increases shall be no more than $250,000,000.”
(d)    Representations and Warranties.
(i)    Sections 5.04(a) and 5.04(c) of the Existing Credit Agreement are amended and restated by replacing “December 31, 2014” where it appears therein with “December 31, 2018”;
(ii)    Section 5.04(b) of the Existing Credit Agreement is amended to read in its entirety “[Intentionally Omitted].”
(iii)    Sections 5.05, 5.13(a) and 5.13(b) are amended by replacing “the Guarantor’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2014” with “the financial statements referenced in Sections 5.04(a) and 5.04(b) above”
(iv)    Section 5.08 of the Existing Credit Agreement is amended by replacing the reference to “Effective Date or the Amendment No. 1 Closing Date” where it appears therein with “Amendment No. 4 Closing Date”.
(e)    Covenants.
(i)    Section 6.01(h) of the Existing Credit Agreement is amended by inserting the following immediately prior to the end period as follows:
“, and to the extent such Loan Party is a “legal entity customer” under the Beneficial Ownership Regulation, such certifications as to its beneficial ownership as any Lender shall reasonably request to enable such Lender to comply with the Beneficial Ownership Regulation”.
(f)    Miscellaneous.
(i)    Section 9.13 of the Existing Credit Agreement is amended by replacing it in its entirety with the following:

“Section 9.13     USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower and the Guarantor, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act and, to the extent such Loan Party is a “legal entity customer” under the Beneficial Ownership Regulation, the Beneficial Ownership Regulation.”
(ii)    Section 5.16 is amended by inserting “or any applicable anti-money laundering law” immediately after “or any other applicable anti-corruption law” where it first appears therein.
(iii)    Section 6.06 is amended by inserting “or in violation of any applicable anti-corruption laws or anti-money laundering laws” immediately prior to the end period.
(g)    Appendices.
(i)    Appendix A to the Existing Credit Agreement (Commitments) is amended and replaced in its entirety with Appendix A annexed hereto.
Section 3.    LIBOR Discontinuation. From the Amendment No. 4 Closing Date (but subject, for the avoidance of doubt, to the satisfaction of the condition set forth in the proviso to Section 4(a) hereof), the following amendments to the Existing Credit Agreement shall becoming effective:
(a)    Section 2.14 is amended by replacing it in its entirety with the following:
“Section 2.14 Basis for Determining Interest Rate Inadequate, Unfair or Unavailable.
(a)    If on or prior to the first day of any Interest Period for any Euro-Dollar Loan: (i) Lenders having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period; or (ii) the Administrative Agent shall determine that no reasonable means exists for determining the Adjusted London Interbank Offered Rate, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such suspension no longer exist, (x) the obligations of the Lenders to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans shall be suspended; and (y) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the current Interest Period applicable thereto. Unless the Borrower notifies the

Administrative Agent at least two (2) Business Days before the date of (or, if at the time the Borrower receives such notice the day is the date of, or the date immediately preceding, the date of such Euro-Dollar Borrowing, by 10:00 A.M. (Charlotte, North Carolina time) on the date of) any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date (in which case the Borrower shall not be subject to any liability pursuant to Section 2.12 with respect to such election), such Borrowing shall instead be made as a Base Rate Borrowing.
(b)    Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)	the circumstances set forth in Section 2.14(a)(ii) have occurred and such circumstances are unlikely to be temporary; or

(ii)
the administrator of the London Interbank Offered Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the London Interbank Offered Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)
any applicable interest rate specified herein (other than the Prime Rate or the Federal Funds Rate) is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and such Borrower shall negotiate in good faith to amend this Agreement to replace the London Interbank Offered Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 P.M. (Charlotte, North Carolina time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative

Agent will promptly so notify each Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Euro-Dollar Loans shall be suspended (to the extent of the affected Euro-Dollar Loans or Interest Periods only), and (y) the London Interbank Offered Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, any Borrower may revoke any pending request for a Borrowing of, conversion to, or continuation of Euro-Dollar Loans (to the extent of the affected Euro-Dollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a Base Rate Borrowing (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 0% for purposes of this Agreement.
For purposes hereof, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, determined by the Administrative Agent with the consent of the Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).”
(b)    Section 9.05 is amended by replacing it in its entirety with the following:
“Section 9.05 Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Loan Parties and the Required Lenders (and, if the rights or duties of the Administrative Agent, Swingline Lender or any Issuing Lenders are affected thereby, by the Administrative Agent, Swingline Lender or such Issuing Lender, as relevant); provided, that the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any LIBOR Successor Rate or otherwise effectuate the terms of Section 2.14(b) in accordance with the terms of Section 2.14(b); provided, further, that no such amendment or waiver shall, (a) unless signed by each Lender adversely affected thereby, (i) extend or increase the Commitment of any Lender or subject any Lender to any additional obligation (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or of mandatory reductions in the Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender as in effect at any time shall not constitute an increase in such Commitment), (ii) reduce the principal of or rate of interest on any Loan (except in connection with a waiver of applicability of any post-default increase in interest rates) or the amount to be reimbursed in respect of any Letter of

Credit or any interest thereon or any fees hereunder, (iii) postpone the date fixed for any payment of interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees hereunder or for any scheduled reduction or termination of any Commitment or (except as expressly provided in Article III) expiration date of any Letter of Credit, (iv) postpone or change the date fixed for any scheduled payment of principal of any Loan, (v) change any provision hereof in a manner that would alter the pro rata funding of Loans required by Section 2.04(b), the pro rata sharing of payments required by Sections 2.09(b), 2.11(a) or 9.04 or the pro rata reduction of Commitments required by Section 2.08(a) or (vi) change the currency in which Loans are to be made, Letters of Credit are to be issued or payment under the Loan Documents is to be made, or add additional borrowers or (b) unless signed by each Lender, (i) change the definition of Required Lender or this Section 9.05 or Section 9.06(a) or (ii) release the Guarantor from its Obligations under the Guaranty.”

(c)    Section 1.01 of the Existing Credit Agreement is amended by inserting the following definitions in their correct alphabetical order:
“LIBOR Successor Rate” shall have the meaning specified in Section 2.14(b).
“LIBOR Successor Rate Conforming Changes” shall have the meaning specified in Section 2.14(b).
“Scheduled Unavailability Date” shall have the meaning specified in Section 2.14(b).
Section 4.    .Effectiveness. This Amendment shall become effective as of the first date when each of the following conditions are met (the “Amendment No. 4 Closing Date”):
(a)    the Agent shall have received from the Borrower, the Guarantor and each Continuing Lender and Lenders constituting Required Lenders (for the avoidance of doubt, determined prior to the Amendment No. 4 Closing Date) a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof; provided that notwithstanding the foregoing, the amendments set forth in Section 3 shall not be effective on the Amendment No. 4 Closing Date unless the Agent shall have received from each Continuing Lender party to the Existing Credit Agreement a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof;
(b)    the Agent shall have received a duly executed revised Note for the account of each Lender requesting delivery of such Note pursuant to Section 2.05 of the Credit Agreement;
(c)    the Agent shall have received satisfactory opinions of counsel for the Borrower, dated the Amendment No. 4 Closing Date;
(d)    the Agent shall have received a certificate dated the Amendment No. 4 Closing Date signed on behalf of the Borrower by the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Borrower stating that (A) on the

Amendment No. 4 Closing Date, before and after giving effect to this Amendment, no Default shall have occurred and be continuing and (B) the representations and warranties contained in the Amended Credit Agreement are true and correct on and as of the Amendment No. 4 Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date;
(e)    the Agent shall have received (i) a certificate of the Secretary of the State of Delaware, dated as of a recent date, as to the good standing of the Borrower and (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower dated the Amendment No. 4 Closing Date and certifying (A) that attached thereto are true, correct and complete copies of (x) the Borrower’s articles of incorporation certified by the Secretary of the State of Delaware and (y) the bylaws of the Borrower, (B) as to the absence of dissolution or liquidation proceedings by or against the Borrower, (C) that attached thereto are true, correct and complete copy of resolutions adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of this Amendment and each other document delivered in connection herewith and that such resolutions have not been amended and are in full force and effect on the date of such certificate and (D) as to the incumbency and specimen signatures of each officer of the Borrower executing this Amendment or any other document delivered in connection herewith;
(f)    the Agent shall have received (i) a certificate of the Secretary of the Commonwealth of the Commonwealth of Pennsylvania, dated as of a recent date, as to the good standing of the Guarantor and (ii) a certificate of the Secretary or an Assistant Secretary of the Guarantor dated the Amendment No. 4 Closing Date and certifying (A) that attached thereto is a true, correct and complete copies of (x) the Guarantor’s articles of incorporation certified by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania and (y) the bylaws of the Guarantor, (B) as to the absence of dissolution or liquidation proceedings by or against the Guarantor, (C) that attached thereto is a true, correct and complete copy of resolutions adopted by the board of directors of the Guarantor authorizing the execution, delivery and performance of this Amendment and each other document delivered in connection herewith and that such resolutions have not been amended and are in full force and effect on the date of such certificate and (D) as to the incumbency and specimen signatures of each officer of the Guarantor executing this Amendment or any other document delivered in connection herewith;
(g)    all necessary governmental (domestic or foreign), regulatory and third party approvals, if any, in connection with the transactions contemplated by this Amendment and the other Loan Documents shall have been obtained and remain in full force and effect, in each case without any action being taken by any competent authority which could restrain or prevent such transaction or impose, in the reasonable judgment of the Agent, materially adverse conditions upon the consummation of such transactions; provided that any such approvals with respect to elections by the Borrower to increase the Commitment as contemplated by Section 2.19 of the Credit Agreement or extend the Termination Date as contemplated by Section 2.08(d) of the Credit Agreement need not be obtained or provided until the Borrower makes any such election;
(h)    each New Lender shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, and, to the extent a Loan Party is a “legal entity customer” under the Beneficial Ownership Regulation, a beneficial ownership certification for such Loan Party pursuant to the Beneficial Ownership Regulation, as has been reasonably requested in writing;
(i)    there shall be no outstanding Loans;
(j)    all fees and expenses pursuant to each of the following fee letters shall have been paid in the amounts and manners set forth therein: (i) that certain Fee Letter dated as of February 13, 2019 among the Borrower, Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A. and (ii) that certain Fee Letter dated as of February 13, 2019 among the Borrower and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Bank, Ltd., Citigroup Global Markets Inc. and Barclays Bank PLC); and
(k)    the Agent shall have received full payment from the Borrower of the fees and expenses of Davis Polk & Wardwell LLP which are billed through the Amendment No. 4 Closing Date and which have been invoiced one Business Day prior to the Amendment No. 4 Closing Date.
Section 5.    Changes in Commitments. With effect from and including the Amendment No. 4 Closing Date, (i) each Person listed on Appendix A hereto that is not a party to the Existing Credit Agreement (each, a “New Lender” and, together with each Person that is not an Exiting Lender, the “Continuing Lenders”) shall become a Lender party to the Amended Credit Agreement, (ii) the Commitment of each Lender shall be the amount set forth opposite the name of such Lender on Appendix A hereto in the column titled “Commitment immediately after giving effect to Amendment No. 4”. On the Amendment No. 4 Closing Date, any Lender whose name does not appear on Appendix A (each, an “Exiting Lender”) shall cease to be a Lender party to the Credit Agreement, and all accrued fees and other amounts payable under the Credit Agreement for the account of each Exiting Lender shall be due and payable on such date; provided that the provisions of Sections 2.12, 2.16, 2.17 and 9.03 of the Credit Agreement shall continue to inure to the benefit of each Exiting Lender after the Amendment No. 4 Closing Date. On the Amendment No. 4 Closing Date, the Commitment Ratio of the Continuing Lenders shall be redetermined giving effect to the adjustments to the Commitments referred to in this Section 3, and the participations of the Continuing lenders in and the obligations of the Continuing Lenders in respect of any Letters of Credit outstanding on the Amendment No. 4 Closing Date shall be reallocated to reflect such redetermined Commitment Ratio.
Section 6.    Full Force and Effect; Ratification. Except as expressly modified herein, all of the terms and conditions of the Existing Credit Agreement are unchanged, and, as modified hereby, the Borrower and the Guarantor confirm and ratify all of the terms, covenants and conditions of the Existing Credit Agreement. This Amendment constitutes the entire and final agreement among the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.

Section 7.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
Section 8.    Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed original counterpart of this Amendment.
Section 9.    Notes. Any Lender receiving a revised Note as contemplated by Section 7(b) above shall on or promptly after the Amendment No. 4 Closing Date return any prior Note issued under the Existing Credit Agreement to the Borrower for cancellation.
Section 10.     Miscellaneous. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. The provisions of this Amendment are deemed incorporated into the Credit Agreement as if fully set forth therein. The Borrower shall pay all reasonable out-of-pocket costs and expenses of the Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PPL CAPITAL FUNDING, INC., as Borrower

By:	/s/ Tadd J. Henninger
Name: Tadd J. Henninger
Title: Vice President and Treasurer

PPL CORPORATION, as Guarantor

By:	/s/ Tadd J. Henninger
Name: Tadd J. Henninger
Title: Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Administrative Agent, Issuing Lender, Swingline Lender and a Lender

By:	/s/ Keith Luettel
Name: Keith Luettel
Title: Managing Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

By:	/s/ Komal Shah
Name: Komal Shah
Title: Authorized Signatory

BANK OF MONTREAL, CHICAGO BRANCH as a Lender

By:	/s/ Brian L. Banke
Name: Brian L. Banke
Title: Managing Director

SUNTRUST BANK, as a Lender

By:	/s/ Carmen Malizia
Name: Carmen Malizia
Title: Director

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Frank Lambrinos
Name: Frank Lambrinos
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ James O’Shaughnessy
Name: James O’Shaughnessy
Title: Vice President

The Bank of Nova Scotia, as a Lender

By:	/s/ David Dewar
Name: David Dewar
Title: Director

BNP PARIBAS, as a Lender

By:	/s/ Denis O’Meara
Name: Denis O’Meara
Title: Managing Director

By:	/s/ Theodore Sheen
Name: Theodore Sheen
Title: Director

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Molly H. Ross
Name: Molly H. Ross
Title: Vice President

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Anju Abraham
Name: Anju Abraham
Title: Authorized Signatory

By:	/s/ Jim King
Name: Jim King
Title: Authorized Signatory

BARCLAYS BANK PLC, as a Lender and Issuing Lender

By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

TD Bank, N.A., as a Lender

By:	/s/ Shannon Batchman
Name: Shannon Batchman
Title: Senior Vice President

SANTANDER BANK, N.A., as a Lender

By:	/s/ Carolina Gutierrez
Name: Carolina Gutierrez
Title: Vice President

By:	/s/ Zara Kamal
Name: Zara Kamal
Title: Vice President

MIZUHO BANK, LTD., as a Lender and Issuing Lender

By:	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Managing Director

JPMORGAN CHASE BANK, N.A., as a Lender and Issuing Lender

By:	/s/ Juan J. Javellana
Name: Juan J. Javellana
Title: Executive Director

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas E. Redmond
Name: Thomas E. Redmond
Title: Managing Director

MUFG BANK, LTD., as a Lender

By:	/s/ Chi-Cheng Chen
Name: Chi-Cheng Chen
Title: Director

BANK OF AMERICA, N.A., as a Lender and Issuing Lender

By:	/s/ Margaret Halleland
Name: Margaret Halleland
Title: Vice President

CITIBANK, N.A., as a Lender and Issuing Lender

By:	/s/ Richard Rivera
Name: Richard Rivera
Title: Vice President

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A., as a lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

Appendix A
COMMITMENTS

Lender	Commitment immediately prior to Amendment No. 4 Closing Date	Commitment immediately after giving effect to Amendment No. 4
Wells Fargo Bank, National Association	$61,750,000	$87,268,518.52
JPMorgan Chase Bank, N.A.	$61,750,000	$87,268,518.52
Bank of America, N.A.	$61,750,000	$87,268,518.52
Barclays Bank PLC	$61,750,000	$87,268,518.52
Citibank, N.A.	$61,750,000	$87,268,518.52
Mizuho Bank, Ltd.	$61,750,000	$87,268,518.52
Bank of Montreal, Chicago Branch	$47,500,000	$67,129,629.63
BNP Paribas	$47,500,000	$67,129,629.63
Canadian Imperial Bank of Commerce, New York Branch	$47,500,000	$67,129,629.63
Credit Suisse AG, Cayman Islands Branch	$47,500,000	$67,129,629.63
Goldman Sachs Bank USA	$47,500,000	$67,129,629.63
Morgan Stanley Bank, N.A.	$47,500,000	$67,129,629.63
MUFG Bank, Ltd.	$47,500,000	$67,129,629.63
PNC Bank, National Association	$28,500,000	$67,129,629.63
Royal Bank of Canada	$47,500,000	$67,129,629.63
SunTrust Bank	$47,500,000	$67,129,629.63
The Bank of Nova Scotia	$47,500,000	$67,129,629.63
U.S. Bank National Association	$47,500,000	$67,129,629.63
The Bank of New York Mellon	$28,500,000	$40,277,777.78
Santander Bank, N.A.	0	$40,277,777.77
TD Bank, N.A.	0	$40,277,777.77
Total	$950,000,000.00	$1,450,000,000